As filed with the Securities and Exchange Commission on September 10, 2010

Registration No.   333-49507

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

W. R. Grace & Co.

(Exact Name of Registrant as Specified in its Charter)

Delaware	65-0773649
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

7500 Grace Drive

Columbia, Maryland  21044-4098

(Address of Principal Executive Offices including zip code)

W. R. Grace & Co. 1986 Stock Incentive Plan

(Full Title of the Plan)

Mark A. Shelnitz

Vice President, General Counsel and Secretary

W. R. Grace & Co.

7500 Grace Drive

Columbia, Maryland 21044

410/531-4000

(Name, address, including zip code, and telephone

 number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large-accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION

In accordance with the undertakings contained in Part II of this Registration Statement and Item 512 of Regulation S-K, W. R. Grace & Co. (the “Corporation”) has filed this Post-Effective Amendment No. 1 to remove from registration the shares of Corporation Common Stock, par value $0.01 per share, (the “Common Stock”) registered by the Corporation in this Registration Statement for issuance pursuant to the W. R. Grace & Co. 1986 Stock Incentive Plan (the “Plan”).

ITEM 8.  EXHIBITS.

The following exhibits have been filed with this Registration Statement:

Exhibit No.	Exhibit Title

24	Power of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Corporation certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Corporation’s Registration Statement on Form S-8 (Registration No. 333-49507) to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, Maryland on this 10th day of September 2010.

W. R. GRACE & CO.

By:	/s/ Alfred E. Festa
Alfred E. Festa
President and Chief
Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Corporation’s Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

	Signature	Title	Date

	/s/ Alfred E. Festa	Chief Executive Officer (Principal Executive Officer)	September 10, 2010
Alfred E. Festa

	/s/ Hudson La Force III	Chief Financial Officer (Principal Financial and Accounting Officer)	September 10, 2010
Hudson La Force III

	John F. Akers	Director
	H. Furlong Baldwin	Director
	Ronald C. Cambre	Director
	Alfred E. Festa	Director
	Marye Anne Fox	Director
	John J. Murphy	Director
	Christopher J. Steffen	Director
	Mark E. Tomkins	Director
	Thomas A. Vanderslice	Director

By:	/s/ Mark A. Shelnitz		September 10, 2010
Mark A. Shelnitz
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Exhibit Title

24	Power of Attorney